Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact	Media Contact
Warren Edwards	Lesley Pool

Executive Vice President/	Senior Vice President/

Chief Financial Officer	Chief Marketing Officer

ACS, Inc.	ACS, Inc.

214-841-8082	214-841-8028

warren.edwards@acs-inc.com	lesley.pool@acs-inc.com

ACS Acquires eTravel Experts and Expands BPO Capabilities
in Online Travel Industry

DALLAS, TEXAS: April 5, 2004 – ACS (NYSE: ACS), a premier provider of business process and information technology outsourcing solutions, announced today that it has acquired eTravel Experts, LLC (ETX), a leading provider of customer care and fulfillment services for the online travel industry.

Already a leader in domestic airline paper ticket processing and fulfillment, ACS’ acquisition of ETX provides a solid entrance into the online travel market, further expanding ACS’ suite of business process outsourcing (BPO) solutions for the travel industry. The services that ACS adds through this deal include all mid- to back-office processing and fulfillment of online travel transactions, as well as customer care help desk support and merchant hotel transaction processing and fulfillment related to Web-based activity.

“eTravel Experts has distinguished itself as the leading provider of online customer care and fulfillment services,” said Lynn Blodgett, Group President of ACS Commercial Solutions. “Their strong capabilities in providing solutions to the online travel industry are a natural complement to ACS’ existing paper ticket processing solutions. We are committed to broadening our capabilities in online travel and this acquisition solidifies ACS’ position at the forefront of service to this market.”

“We respect ACS’ leadership and reputation within the airline travel industry and the company’s position as a superior provider of comprehensive BPO services,” said Tom Doering, CEO, eTravel Experts. “Joining ACS will allow our business to accelerate our growth plans by having access to ACS’ existing relationships with all the domestic airlines, and will give us the solid support, resources, and expertise of a renowned and consistently growing leader in BPO and IT outsourcing solutions.”

ETX operates facilities in Eden Prairie and Mankato, Minnesota. All ETX employees from both facilities became ACS employees at the deal’s closing.

eTravel Experts, LLC, was founded in 1997, after Tom and Kelly Doering recognized the need for customized solutions for customer care in the rapidly growing online distribution channel. Since then, ETX has distinguished itself as a leading provider of customer care and fulfillment services. It has twice been recognized as the top customer care provider in the airline industry by the winning the Gomez Award. For more information about eTravel Experts, visit their web site at www.etravelexperts.com.

ACS, a Fortune 500 company with more than 40,000 employees supporting client operations in nearly 100 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The company’s Class A common stock trades on the New York Stock Exchange under the symbol “ACS.” ACS makes technology work. Visit ACS on the Internet at www.acs-inc.com.

The statements in this news release that do not directly relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company’s control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company’s prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.